UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 3, 2011

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
 (Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.02(e) COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On January 3, 2011, Titan International, Inc. (Titan) entered into an employment agreement with Titan’s Chief Financial Officer, Paul G. Reitz.  The employment agreement has a three year term and an effective date of January 3, 2011.  During the term of the agreement, Mr. Reitz will receive a base salary payable at an annual rate of $250,000.  Nothing in the agreement will be deemed to prohibit an increase at any time in the base salary if Titan’s Board of Directors approves.  In addition to salary, each calendar year, Mr. Reitz shall be entitled to receive a minimum bonus of twenty five percent (25%) up to a maximum of fifty percent (50%) of his salary based on performance with specified criteria.  In the event of a Change of Control, Mr. Reitz upon leaving the Company will receive the remaining amount of money due him on the employment agreement.  A copy of the employment agreement is included as Exhibit 10.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits
10	Paul G. Reitz Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	March 22, 2011	By:	/s/ PAUL G. REITZ
Paul G. Reitz
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10	Paul G. Reitz Employment Agreement